UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

 April 22, 2014

EMONECO, INC.
(Exact name of registrant as specified in its charter)

NEVADA
State or Other Jurisdiction of Incorporation

000-54298	80-0818756
(Commission File Number)	(IRS Employer Identification Number)

4745 W. 136th Street
Leawood, KS 66224
(Address of principal executive offices, zip code)

913-871-4336
Registrant’s telephone number, including area code

_________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2014, the Board of Directors appointed the following person as officers of the Company.

Officer	Position
Nicole Hinken	Chief Marketing Officer and Executive VP of Financial Institution Division
Richard Knapp	Chief Operations Officer
Frank Oman	Chief Technology Officer

Familial Relationships

There are no familial relationships between Nicole Hinken, Richard Knapp, Frank Oman and the Company.

Biographical Information

Nicole Hinken
Chief Marketing Officer and Executive VP of Financial Institution Division

Ms. Nicole J. Hinken, born June 28th in Independence, Missouri, is a seasoned payments, communications and marketing executive. As an entrepreneur, Ms. Hinken founded Hinken Communications in 2010 to help clients create relevant and influential messaging for their organizations and brands. She is co-founder of Hinken Construction, Inc., an award-winning custom home design/building firm, and 15. LLC, designed to support literary endeavors of new writers.

As principal of Hinken Communications, she has created comprehensive communication and marketing strategies and tactics for financial institutions, payments vendors and small businesses. From October 2010 to July 2011, Ms. Hinken worked with a boutique marketing firm, where she focused on stewardship platforms and campaigns including work for The Coca-Cola Company, Domino’s Pizza, Walmart, Zep, Inc., and Menards.

Ms. Hinken served as Vice President, Strategic Market Services, for U.S. Central Federal Corporate Credit Union until May 2010, when she left the organization as part of the national reorganization of the Corporate Credit Union Network. She was recruited by the nation’s only wholesale corporate credit union in 1998 to help create a new ACH platform for credit unions. The platform eventually served 85% of all corporates credit unions, approximately 4000 credit unions, and countless consumers and businesses across North America.

During her tenure, Ms. Hinken developed and managing the payments division responsible for the customer/member experience and ongoing success of these relationships. She worked closely with financial institutions and strategic partners to facilitate and implement electronic payment initiatives that positively affected market penetration while reducing risk. Ms. Hinken led all communications, marketing, sales, product implementation and training activities for electronic payments.

From 1995 to 1998, Ms. Hinken served as the Director of Marketing Communications for EPCOR (formerly Mid-America Payments Exchange), the largest payments trade association in the country. From 1988 to 1994, Ms. Hinken served as Marketing Manager for Goodwill Industries, one of the U.S.’ leading social services agencies.

Ms. Hinken is a graduate of the University of Central Missouri with a Bachelor of Science degree in Psychology. She is a resident of Lee’s Summit, Missouri, a wife (husband Todd), and mother (daughters Isabella and Sophia, dog Buster). She is an active member of her business and neighborhood communities as well as an avid cook and sportster.

Richard Knapp
Chief Operations Officer

Mr. Knapp has over thirty years of sales, marketing and management experience building startup and early stage companies which provided high technology Solutions.

In addition to a long term career in computer hardware and software sales, Mr. Knapp founded Avanton, Inc. a hardware based information security solution for SMB based compliance solutions.  He also founded Parametric Integrated Circuits, a 3D modeling solution to enable engineering analysis of semiconductor devices.  Ultimately the company was acquired by Ansoft Corporation, where he assisted in growing the company as a whole and taking the company public.

Mr. Knapp was employed earlier in various executive management positions in such companies like New Paradigm Sales Group, Sheller Globe Corporation, Structural Research, Axent Technologies, RedSiren Technologies, and Oculan Technologies.

Richard earned a BS degree in Mechanical Engineering/Computer Science from Purdue University, performed graduate work in Engineering Management / Reliability Analysis at the University of Detroit, and a MBA in International Marketing and Management Information Systems from West Coast University Los Angeles.

Frank Oman
Chief Technology Officer

Frank has spent his entire career building successful companies and teams. For the past 10 years, Frank has been a visionary within the banking and mobile payments industry having lead product development and innovation that is being used by hundreds of FI’s around the globe.

Frank was President of a leading software firm where he directed the vision of business development from a start-up to over 20 million in annual sales.

Frank was also the youngest individual to obtain a wholesale relationship with a Tier 1 wireless carrier.  Frank pioneered innovation within wireless industry and develop the billing engine that enabled the prepaid marketplace to realize equal value to postpaid, a marketing concept that is now a trend in the industry.

Prior to his entrepreneurial life, Frank was the youngest individual to reach upper management for a global corporation. In this position, Frank was responsible for 174 employees, headed up R&D and manufacturing for two patented products and designed and implemented manufacturing processes in US, Mexico, Belgium and France.

Ownership of Certain Directors and Management

Although compensation packages are currently being discussed as of the date of this Form 8-K filing, in the beneficial owners of the Company, the Company hereby discloses the equity holdings Nicole Hinken, Richard Knapp, and Frank Oman as members of management as follows:

Manager	Shares	% of Ownership
Nicole Hinken	0	0.00%
Richard Knapp	0	0.00%
Frank Oman	0	0.00%

Litigation

During the past ten years, Nicole Hinken, Richard Knapp, and Frank Oman has not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or
ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Plans, Contracts or Other Arrangements

As of the dated of this Form 8-K filing, there are no material plans, contracts, or other arrangements although employment packages are anticipated to be negotiated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMONEco, Inc.

Date: April 22, 2014	By:	/s/Donald E. Latson
Name: Donald E. Latson
President